EXTENSION AGREEMENT

This Extension Agreement extends that Agreement for Purchase and Sale of Waste Rock from the Johnson Camp Mine dated February 25, 2004, by and between Nord Resources Corporation, a Delaware corporation (as Seller), and JC Rock, LLC, an Arizona limited liability company (as Purchaser), whose address is 6860 South Nogales Highway, Tucson, Arizona (the "Agreement").

BACKGROUND INFORMATION

A. The Agreement was entered into in 2004 and has been extended at various times by the parties. This Extension Agreement is intended to extend the Agreement through January 31, 2009, at which time the Agreement will terminate.

B. This Extension Agreement provides for said extension and certain terms of termination of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the extension of the Agreement and mutual covenants contained herein, the parties hereto agree as follows:

    Purchaser may continue to process and sell Waste Rock from the Property through January 31, 2009.

    During the remaining term of this extension, Purchaser may continue to sell Waste Rock only in the ordinary course of business at the prices it currently charges. Purchaser will not liquidate or otherwise hold a "fire sale" of the Waste Rock.

    Upon the termination of the Agreement, Purchaser will cease to sell Waste Rock from the Property and the Waste Rock on the Property, whether processed or unprocessed, will remain the property of Seller.

    At the end of the term of this Extension Agreement, Purchaser shall have sixty (60) days to remove its equipment from the Property and leave the Property in reasonably clean condition. Purchaser will not create any environmental hazards on the Property. Provided that the Property is left by Purchaser in reasonably good condition, Seller will accept said Waste Rock in lieu of Purchaser's obligation to conduct remediation on the Property.

    Seller agrees that Purchaser may act through its designee or agent during the period of this extension.

    All other terms and conditions of the Agreement shall remain in full force and effect.

SELLER: NORD RESOURCES CORPORATION a Delaware corporation
11/25/08 Date	By: /s/ Wayne Morrison Its: VP & CFO

PURCHASER: JC ROCK, LLC an Arizona limited liability company
11/24/08 Date	By: /s/ James Rodman Its: Member

CONSENT:

The undersigned, by his signature below, consents and agrees to be bound by the provisions of this Extension Agreement.
11/18/08 Date	/s/ Sean Hofhine SEAN HOFHINE